UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 24, 2012

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition
ITEM 2.05 Costs Associated with Exit or Disposal Activities
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 2.02 Results of Operations and Financial Condition

On October 30, 2012, Advent Software, Inc. (the “Company”) announced its results of operations for the third quarter ended September 30, 2012. A copy of the Company’s press release announcing such results dated October 30, 2012 is attached hereto as Exhibit 99.1. This Current Report on Form 8-K and the attached exhibits are furnished to, but not filed with, the U.S. Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

ITEM 2.05 Costs Associated with Exit or Disposal Activities

On October 24, 2012, the Company approved a re-organization plan to align strategy and function, reduce operating costs and improve profitability, which will result in a reduction in force of approximately 50 employees. The Company expects to incur between $2 million and $4 million in pre-tax restructuring charges, all of which would result in cash expenditures for one-time employee termination benefits. The Company expects to substantially complete the reduction in force by March 31, 2013 and expects to incur most of the pre-tax charges during the fourth quarter of 2012 with the remainder incurred in the first quarter of 2013.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Exhibit Description
99.1	Press release dated October 30, 2012.
99.2	Earnings release presentation dated October 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ James S. Cox
James S. Cox
Senior Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated:  October 30, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release dated October 30, 2012.
99.2	Earnings release presentation dated October 30, 2012.